UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2014

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, David Hughes resigned from the Board of Directors (the “Board”) of the Company, effective immediately.

Also on September 12, 2014, effective immediately, the Board appointed Jonathan R. Mather to serve as director, with a term ending at the Company’s 2015 annual meeting of stockholders. Mr. Mather fills the vacancy created by the resignation of Mr. Hughes. At this time, the Board has appointed Mr. Mather to the Audit Committee, where he will serve as Chairman.

Since retiring in 2011, Mr. Mather has served as a consultant to a private equity firm and startup companies. From 2006 until July 2011, he served as chief financial officer of ARC Document Solutions (NASDAQ: ARC), a reprographics company. Previously, he served as chief financial officer of Netgear, Inc. (NASDAQ: NTGR), a designer, developer and marketer of networking products for home and small business use, from 2001 to 2006. From 1995 to 2001, Mr. Mather worked at Applause Inc., a consumer products company, where he served as president and chief executive officer from 1998 to 2001, as chief financial officer and chief operating officer from 1997 to 1998 and as chief financial officer from 1995 to 1997.

Mr. Mather began his career in public accounting, working for four years with Coopers & Lybrand (now part of PricewaterhouseCoopers LLP) and for two years with Ernst & Young. Mr. Mather is a certified management accountant (CMA) and is also a chartered accountant from the Institute of Chartered Accountants in Sri Lanka, where Mr. Mather received his undergraduate B.A. degree equivalent. Mr. Mather received an M.B.A. from Cornell University, New York.

Mr. Mather has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 16, 2014, the Company issued a press release relating to Mr. Mather’s appointment, which also included a discussion of the Company’s restructuring and expense reduction activities, as well as an update on its CEO search. A copy of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events.

On September 12, 2014, following the appointment of Mr. Mather and departure of Mr. Hughes, the Board reconstituted the membership of the Audit Committee as follows:

•	Jonathan R. Mather (Chairman)

•	Stephen J. Davis

•	Walter Turek

The Board has determined that Mr. Mather constitutes an audit committee financial expert and has appointed him to serve as chairman of the Audit Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Spark Networks, Inc., dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: September 16, 2014

	By:	/s/ Brett A. Zane
	Name:	Brett A. Zane
	Title:	Chief Financial Officer

Exhibit Index

99.1	Press Release of Spark Networks, Inc., dated September 16, 2014